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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                  June 21, 2001

                              EXCO RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Texas                         0-9204                   74-1492779
(State of incorporation)          (Commission File No.)        (IRS Employer
                                                             Identification No.)

        6500 Greenville Avenue
           Suite 600, LB 17
             Dallas, Texas                                         75206
(Address of principal executive offices)                         (Zip Code)

         Registrant's telephone number, including area code:  (214) 368-2084

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Item 5.  Other Events

         On June 29, 2001 EXCO Resources, Inc. ("EXCO") closed its rights offering to existing shareholders that commenced on May 23, 2001. The rights offering resulted in the sale of 5,004,869 shares of 5% convertible preferred stock (the "Preferred Stock") at $21.00 per share. EXCO raised a total of approximately $105.1 million in gross proceeds ($101.7 million in net proceeds after fees and commissions), through the exercise of 4,466,869 rights and the sale of 538,000 shares of the Preferred Stock by the dealer managers. The dealer manager group was led by A.G. Edwards & Sons, Inc. and included CIBC World Markets, Brean Murray & Co., Inc., Frost Securities, Inc. and C.K. Cooper & Company, Inc. The shares of convertible preferred stock are trading on the NASDAQ National Market under the symbol "EXCOP".

EXCO applied approximately $97.6 million of the offering proceeds to pay-off its bank loans and intends to use the remaining proceeds for general corporate purposes.

Item 7.  Financial Statements and Exhibits

      (a)    Financial Statements.
             Not applicable.

      (b)    Pro Forma Financial Information.
             Not applicable.

      (c)    Exhibits.

             Number      Document
             ------      --------

             4.1         Statement of Designation for 5% Convertible Preferred
                         Stock

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EXCO RESOURCES, INC.

Dated:   June 29, 2001             By: /s/ J. DOUGLAS RAMSEY
                                       -----------------------------------------
                                       Name:  J. Douglas Ramsey, Ph.D.
                                       Title: Vice President and Chief Financial
                                              Officer


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                                  EXHIBIT INDEX



EXHIBIT
NUMBER       DESCRIPTION
------       -----------
4.1          Statement of Designation for 5% Convertible Preferred Stock


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